NEWS RELEASE	701 Ninth Street NW Washington, DC 20068 pepcoholdings.com NYSE: POM
FOR IMMEDIATE RELEASE May 7, 2009	Media Contact: Robert Dobkin, 202-872-2680 radobkin@pepco.com Investor Contact: Donna Kinzel, 302-429-3004 donna.kinzel@pepcoholdings.com

Pepco Holdings Reports First-Quarter 2009 Earnings;
Conference Call Scheduled

Pepco Holdings, Inc. (NYSE: POM) today reported first quarter 2009 consolidated earnings of $45 million, or 21 cents per share, compared to $99 million, or 49 cents per share, in the first quarter of 2008.  Excluding a special item (as described below), earnings for the first quarter of 2009 would have been $37 million, or 17 cents per share.  There were no special items in the first quarter of 2008.  The weighted average number of basic shares outstanding for the first quarter of 2009 was 219 million compared to 201 million for the first quarter of 2008.

The earnings decrease for the first quarter of 2009 as compared to the 2008 quarter was driven by lower Conectiv Energy earnings and higher Power Delivery interest expense and operation and maintenance expense.  The higher operation and maintenance expense at Power Delivery was primarily due to increased pension expense, and the higher interest expense was primarily due to the debt financing completed in the fall of 2008.  The lower Conectiv Energy earnings were due to significantly fewer opportunities to benefit from generating unit operating flexibility and dual-fuel capability and fewer remarketing activities around firm natural gas transportation and storage positions, due to less favorable energy prices and less price volatility than was experienced during the winter of 2008.  Lower generation output and reduced spark spreads were also factors.

“As we expected, our results for the first quarter reflect the impact of the challenging power markets and continued recessionary pressures,” said Joseph M. Rigby, President and Chief Executive Officer.  “However, during the quarter we made progress on a number of key initiatives.  We completed an innovative credit arrangement that not only returned nearly $300 million of collateral to Pepco Energy Services, but also insulated a considerable portion of our retail energy supply business from the impact of further power price decreases.  We made significant progress on our Blueprint for the Future initiative with the selection of the advanced metering technology, positioning us to begin meter deployment in Delaware later this year.  We also filed the first of four distribution rate cases planned for this year with Delmarva Power’s recent filing in Maryland.”

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First-Quarter Highlights

Operations

•
Power Delivery electric sales were 12,337 gigawatt hours (GWhs) in the first quarter of 2009 compared to 12,120 GWhs for the same period last year.  Heating degree days (electric service territory) increased by 15% for the three months ended March 31, 2009, compared to the same period in 2008.  Weather-adjusted electric sales were 12,116 GWhs in the first quarter of 2009 compared to 12,280 GWhs for the same period last year.

•
Conectiv Energy's gross margin from Merchant Generation & Load Service was $43 million in the first quarter of 2009, compared to $115 million in the first quarter of 2008. The lower margin was due to significantly fewer opportunities to benefit from generating unit operating flexibility and dual-fuel capability and remarketing activities around firm natural gas transportation and storage positions, due to less favorable energy prices and less price volatility than was experienced during the winter of 2008.  Lower generation output and reduced spark spreads were also factors.

•
Conectiv Energy's total generation output was 835 GWhs in the first quarter of 2009 compared to 948 GWhs in the first quarter of 2008.  The decrease was driven primarily by lower output at the coal units due to lower natural gas prices that resulted in gas generation displacing some coal generation, and lower demand for electricity related to recessionary pressures.

•
Pepco Energy Services' gross margin from Retail Energy Supply was $30 million in the first quarter of 2009, compared to $24 million in the first quarter of 2008.  The increase resulted primarily from more favorable congestion costs and lower costs of electric supply.

•	Pepco Energy Services had retail electric sales of 4,794 GWhs in the first quarter of 2009, compared to 4,766 GWhs in the first quarter of 2008.

•
During the first quarter, vendors were selected in connection with PHI’s Blueprint for the Future initiative.  Contracts were entered into for the implementation of a new direct load control system for Maryland customers, the advanced metering infrastructure communication network, and the purchase and installation of smart meters.

Regulatory Matters

•
In November 2008, Pepco filed proposals with the District of Columbia Public Service Commission (DCPSC) and the Maryland Public Service Commission (MPSC) to share with customers the remaining balance of the proceeds from the Mirant bankruptcy settlement.  On March 5, 2009, the DCPSC approved Pepco’s proposal resulting in the recording of a pre-tax gain of $14 million in the first quarter.  On February 17, 2009, Pepco, the Maryland Office of People’s Counsel and the MPSC staff filed a settlement agreement with the MPSC providing that the remaining balance of the Mirant

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proceeds be shared with customers through a one-time billing credit.  If the settlement is approved by the MPSC, Pepco would record a pre-tax gain in the range of $15 million to $25 million when the MPSC issues its final order approving the settlement.  A hearing is scheduled for May 14, 2009.

•
On April 16, 2009, the New Jersey Board of Public Utilities approved Atlantic City Electric’s acceleration of sixteen infrastructure projects in response to New Jersey’s Economic Assistance and Recovery Plan.   Incremental expenditures for the projects are approximately $13 million in 2009 and $15 million in 2010.   Cost recovery will be through a surcharge beginning June 1, 2009, until project costs are incorporated in rates set by a base rate case.

•
On May 1, 2009, each of PHI’s utilities made filings in its regulatory jurisdictions requesting a deferral of the amount of pension expense charged to operation and maintenance expense that is above the amounts currently included in base distribution rates.  In aggregate, these filings request that $35 million of 2009 pension expense be deferred.  The accumulated deferred balance would be incorporated into rates in the next base rate proceeding.

•
On May 6, 2009, Delmarva Power filed a distribution base rate case in Maryland.  The filing seeks approval of an annual rate increase of $14 million, based on a requested return on equity of 11.25%.  The filing also proposes the use of a three-year average of pension and uncollectable costs with recovery through a surcharge mechanism.  The difference between the three-year rolling average of the costs and the currently incurred amounts would be deferred for future recovery.  If approved, this proposal would lower the requested annual rate increase by $4 million.  A decision is expected from the MPSC in December 2009.

Financing

•
During the first quarter, Pepco Energy Services (PES) entered into a credit intermediation arrangement with an investment bank to reduce its collateral obligations under portions of several wholesale power supply contracts.  Under the arrangement, the investment bank agreed to assume PES’s purchase obligations and to supply the power to PES on equivalent terms, but without imposing any associated collateral obligations.  The transactions resulted in the return to PES of approximately $294 million of collateral and insulated approximately 39% of PES’s wholesale electricity purchase obligations (measured in megawatt hours) from the impact of further power price decreases.  The total fees on these arrangements will be amortized over 2.5 years resulting in an after-tax expense of approximately $10 million in 2009 and $5 million in 2010.

•
On March 17, 2009, Pepco resold $110 million of Maryland Pollution Control Revenue Refunding Bonds at a fixed rate of 6.2% and a 2022 maturity.  Pepco purchased the bonds during 2008, in response to the disruption in the municipal auction rate securities market that made it difficult for the remarketing agent to successfully remarket the bonds.  The proceeds of the sale reimbursed the company for the purchase price of the bonds.

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Further details regarding changes in consolidated earnings between 2009 and 2008 can be found in the following schedules.  Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-Q for the quarter ended March 31, 2009 as filed with the Securities and Exchange Commission, which is available at www.pepcoholdings.com/investors.

Special Item

         Management believes the special item shown below is not representative of the company’s ongoing business operations.

Reconciliation of GAAP Earnings to Earnings Excluding Special Item

Net Earnings - Dollars in Millions	Three Months Ended March 31,
	2009	2008
Reported (GAAP) Net Earnings	$45	$99
Special Item:
• Mirant Bankruptcy Settlement (net of Customer Sharing)	(8)	-

Net Earnings, Excluding Special Item	$37	$99

Earnings per Share	Three Months Ended March 31,
	2009	2008
Reported (GAAP) Earnings per Share	$0.21	$0.49
Special Item:
• Mirant Bankruptcy Settlement (net of Customer Sharing)	(0.04)	-

Earnings per Share, Excluding Special Item	$0.17	$0.49

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CONFERENCE CALL FOR INVESTORS

Pepco Holdings Inc. will host a conference call to discuss first quarter results on Friday, May 8 at 11 a.m. E.T.  Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 1-866-713-8307 before 10:55 a.m.  The pass code for the call is 38149987.  International callers may access the call by dialing 1-617-597-5307, using the same pass code, 38149987.  An on-demand replay will be available for seven days following the call.  To hear the replay, dial 1-888-286-8010 and enter pass code 25130052.  International callers may access the replay by dialing 1-617-801-6888 and entering the same pass code 25130052.  An audio archive will be available at PHI's Web site, http://www.pepcoholdings.com/investors.

Note:  If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors.

About PHI: Pepco Holdings, Inc., headquartered in Washington, D.C., delivers electricity and natural gas to about 1.9 million customers in Delaware, the District of Columbia, Maryland and New Jersey, through its subsidiaries Pepco, Delmarva Power and Atlantic City Electric.  PHI also provides competitive wholesale generation services through Conectiv Energy and retail energy products and services through Pepco Energy Services.

Forward-Looking Statements: Except for historical statements and discussions, the statements in this news release constitute "forward-looking statements" within the meaning of federal securities law.  These statements contain management's beliefs based on information currently available to management and on various assumptions concerning future events.  Forward-looking statements are not a guarantee of future performance or events.  They are subject to a number of uncertainties and other factors, many of which are outside the company's control.  Factors that could cause actual results to differ materially from those in the forward-looking statements herein include general economic, business and financing conditions; availability and cost of capital; changes in laws, regulations or regulatory policies; weather conditions; competition; governmental actions; and other presently unknown or unforeseen factors.  These uncertainties and factors could cause actual results to differ materially from such statements.  PHI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  This information is presented solely to provide additional information to understand further the results and prospects of PHI.

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SELECTED FINANCIAL INFORMATION

Pepco Holdings, Inc. Earnings Per Share Variance 2009 / 2008

		1st Quarter
			Competitive Energy
		Power Delivery	Conectiv Energy	Pepco Energy Services	Other Non- Regulated	Corporate & Other	Total PHI
2008 Net Income/(Loss) (GAAP) 1/		$0.24	$0.24	$0.04	$0.05	$(0.08)	$0.49

Change from 2008 Net Income/(Loss) excluding Special Item
Regulated Operations
Distribution Revenue
-	Weather (estimate)3/	0.02	-	-	-	-	0.02
-	Rate Order Impact (Pepco/DC)	0.01	-	-	-	-	0.01
Standard Offer Service Margin (Pepco/Delmarva)		(0.01)	-	-	-	-	(0.01)
Operation & Maintenance (primarily higher pension and bad debt expense)		(0.02)	-	-	-	-	(0.02)
Depreciation/Amortization		(0.01)	-	-	-	-	(0.01)
Other, net		(0.01)	-	-	-	-	(0.01)
Conectiv Energy
Margins (operating revenue less cost of goods sold)
-	Merchant Generation & Load Service	-	(0.21)	-	-	-	(0.21)
-	Energy Marketing	-	-	-	-	-	-
Pepco Energy Services
Retail Energy Supply		-	-	-	-	-	-
Energy Services		-	-	-	-	-	-
Other Non-Regulated
Financial investment portfolio		-	-	-	(0.02)	-	(0.02)
Corporate & Other
Other, net		-	-	-	-	0.02	0.02
Capital Costs		(0.03)	(0.01)	(0.01)	-	-	(0.05)
Income Tax Adjustments (primarily FIN-48 interest)		(0.02)	-	-	-	-	(0.02)
Dilution		(0.02)	-	-	-	-	(0.02)
2009 Net Income/(Loss) excluding Special Items		0.15	0.02	0.03	0.03	(0.06)	0.17

2009 Special Item 2/

Mirant Bankruptcy Settlement (net of customer sharing)		0.04	-	-	-	-	0.04

2009 Net Income/(Loss) (GAAP) 4/		$0.19	$0.02	$0.03	$0.03	$(0.06)	$0.21

1/	The 2008 weighted average number of basic shares outstanding was 200,929,220.

2/	Management believes the special item is not representative of the company's ongoing business operations.

3/	The effect of weather in 2009 compared with the 20 year average weather is estimated to have increased earnings by $.01 per share.

4/	The 2009 weighted average number of basic shares outstanding was 219,137,140.

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SEGMENT INFORMATION

	Three Months Ended March 31, 2009
	(Millions of dollars)
			Competitive Energy Segments
	Power Delivery		Conectiv Energy		Pepco Energy Services	Other Non- Regulated	Corp. & Other (a)	PHI Cons.
Operating Revenue	$1,372		$575	(b)	$657	$13	$(97)	$2,520
Operating Expense (c)	1,258	(b)(d)	561		642	1	(97)	2,365
Operating Income	114		14		15	12	-	155
Interest Income	1		-		-	1	(1)	1
Interest Expense	53		8		4	4	21	90
Other Income (Expense)	3		-		1	(1)	-	3
Preferred Stock Dividends	-		-		-	1	(1)	-
Income Taxes	23		2		4	1	(6)	24
Net Income (Loss)	42		4		8	6	(15)	45
Total Assets	10,313		1,991		868	1,477	1,936	16,585
Construction Expenditures	$132		$41		$3	$-	$4	$180

Notes:
(a)
Includes unallocated Pepco Holdings’ (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the fair value for Conectiv assets and liabilities as of the August 1, 2002 acquisition date.  Additionally, the Total Assets line item in this column includes Pepco Holdings’ goodwill balance.  Included in Corp. & Other are intercompany amounts of $(97) million for Operating Revenue, $(94) million for Operating Expense, $(24) million for Interest Income, $(23) million for Interest Expense, and $(1) million for Preferred Stock Dividends.

(b)	Power Delivery purchased electric energy and capacity and natural gas from Conectiv Energy in the amount of $83 million for the three months ended March 31, 2009.

(c)
Includes depreciation and amortization of $96 million, consisting of $79 million for Power Delivery, $9 million for Conectiv Energy, $4 million for Pepco Energy Services, $1 million for Other Non-Regulated, and $3 million for Corp. & Other.

(d)	Includes $14 million ($8 million after-tax) gain related to settlement of Mirant bankruptcy claims.

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SEGMENT INFORMATION (CONTINUED)

	Three Months Ended March 31, 2008
	(Millions of dollars)
			Competitive Energy Segments
	Power Delivery		Conectiv Energy		Pepco Energy Services	Other Non- Regulated	Corp. & Other (a)	PHI Cons.
Operating Revenue	$1,295		$823	(b)	$621	$18	$(116)	$2,641
Operating Expense (c)	1,191	(b)	736		607	1	(117)	2,418
Operating Income	104		87		14	17	1	223
Interest Income	6		-		-	1	-	7
Interest Expense	48		6		1	4	22	81
Other Income (Expense)	4		-		1	(2)	-	3
Preferred Stock Dividends	-		-		-	1	(1)	-
Income Taxes	19		33		5	1	(5)	53
Net Income (Loss)	47		48		9	10	(15)	99
Total Assets	9,885		1,982		698	1,443	1,585	15,593
Construction Expenditures	$148		$16		$5	$-	$2	$171

Notes:

(a)
Includes unallocated Pepco Holdings’ (parent company) capital costs, such as acquisition financing costs, and the depreciation and amortization related to purchase accounting adjustments for the fair value for Conectiv assets and liabilities as of the August 1, 2002 acquisition date.  Additionally, the Total Assets line item in this column includes Pepco Holdings’ goodwill balance.  Included in Corp. & Other are intercompany amounts of $(117) million for Operating Revenue, $(115) million for Operating Expense, $(16) million for Interest Income, $(15) million for Interest Expense, and $(1) million for Preferred Stock Dividends.

(b)	Power Delivery purchased electric energy and capacity and natural gas from Conectiv Energy in the amount of $98 million for the three months ended March 31, 2008.

(c)
Includes depreciation and amortization of $91 million, consisting of $76 million for Power Delivery, $9 million for Conectiv Energy, $3 million for Pepco Energy Services, $1 million for Other Non-Regulated, and $2 million for Corp. & Other.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
	Three Months Ended March 31,
	2009	2008
(In millions, except per share data)

Operating Revenue
Power Delivery	$1,372	$1,295
Competitive Energy	1,139	1,328
Other	9	18
Total Operating Revenue	2,520	2,641

Operating Expenses
Fuel and purchased energy	1,887	1,818
Other services cost of sales	96	180
Other operation and maintenance	236	219
Depreciation and amortization	96	91
Other taxes	91	88
Deferred electric service costs	(27)	25
Effect of settlement of Mirant bankruptcy claims	(14)	-
Gain on sale of assets	-	(3)
Total Operating Expenses	2,365	2,418

Operating Income	155	223

Other Income (Expenses)
Interest and dividend income	1	7
Interest expense	(90)	(81)
Loss from equity investments	(1)	(2)
Other income	4	6
Other expenses	-	(1)
Total Other Expenses	(86)	(71)

Income Before Income Tax Expense	69	152

Income Tax Expense	24	53

Net Income	45	99

Retained Earnings at Beginning of Period	1,271	1,193

Dividends Paid on Common Stock	(59)	(54)

Retained Earnings at End of Period	$1,257	$1,238

Basic and Diluted Share Information
Weighted average shares outstanding	219	201
Earnings per share of common stock	$.21	$.49

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited)
ASSETS	March 31, 2009	December 31, 2008
(Millions of dollars)
CURRENT ASSETS
Cash and cash equivalents	$580	$384
Restricted cash equivalents	10	10
Accounts receivable, less allowance for uncollectible accounts of $41 million and $37 million, respectively	1,338	1,392
Inventories	273	333
Derivative assets	119	98
Prepayments of income taxes	192	294
Prepaid expenses and other	129	115
Total Current Assets	2,641	2,626

INVESTMENTS AND OTHER ASSETS
Goodwill	1,411	1,411
Regulatory assets	2,034	2,088
Investment in finance leases held in trust	1,349	1,335
Income taxes receivable	276	191
Restricted cash equivalents	68	108
Assets and accrued interest related to uncertain tax positions	143	178
Derivative assets	29	9
Other	207	215
Total Investments and Other Assets	5,517	5,535

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	13,098	12,926
Accumulated depreciation	(4,671)	(4,612)
Net Property, Plant and Equipment	8,427	8,314

TOTAL ASSETS	$16,585	$16,475

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited)
LIABILITIES AND EQUITY	March 31, 2009	December 31, 2008
(Millions of dollars, except shares)

CURRENT LIABILITIES
Short-term debt	$705	$465
Current maturities of long-term debt and project funding	51	85
Accounts payable and accrued liabilities	748	847
Capital lease obligations due within one year	6	6
Taxes accrued	87	62
Interest accrued	96	71
Liabilities and accrued interest related to uncertain tax positions	4	71
Derivative liabilities	166	144
Other	316	279
Total Current Liabilities	2,179	2,030

DEFERRED CREDITS
Regulatory liabilities	866	893
Deferred income taxes, net	2,242	2,269
Investment tax credits	39	40
Pension benefit obligation	633	626
Other postretirement benefit obligations	464	461
Income taxes payable	185	176
Liabilities and accrued interest related to uncertain tax positions	164	163
Derivative liabilities	97	59
Other	148	184
Total Deferred Credits	4,838	4,871

LONG-TERM LIABILITIES
Long-term debt	4,952	4,859
Transition bonds issued by ACE Funding	393	401
Long-term project funding	18	19
Capital lease obligations	99	99
Total Long-Term Liabilities	5,462	5,378

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $.01 par value, authorized 400,000,000 shares, 219,990,152 shares and 218,906,220 shares outstanding, respectively	2	2
Premium on stock and other capital contributions	3,192	3,179
Accumulated other comprehensive loss	(351)	(262)
Retained earnings	1,257	1,271
Total Shareholders’ Equity	4,100	4,190
Noncontrolling interest	6	6
Total Equity	4,106	4,196

TOTAL LIABILITIES AND EQUITY	$16,585	$16,475

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POWER DELIVERY SALES AND REVENUES
	Three Months Ended March 31,
Power Delivery Sales (Gigawatt Hours)	2009	2008
Regulated T&D Electric Sales
Residential	4,774	4,485
Commercial and industrial	7,493	7,565
Other	70	70
Total Regulated T&D Electric Sales	12,337	12,120

Default Electricity Supply Sales
Residential	4,638	4,345
Commercial and industrial	2,472	2,340
Other	27	26
Total Default Electricity Supply Sales	7,137	6,711

	Three Months Ended March 31,
Power Delivery Electric Revenue (Millions of dollars)	2009	2008
Regulated T&D Electric Revenue
Residential	$144	$133
Commercial and industrial	180	169
Other	63	77
Total Regulated T&D Electric Revenue	$387	$379

Default Supply Revenue
Residential	$517	$451
Commercial and industrial	260	248
Other	59	86
Total Default Supply Revenue	$836	$785

Other Electric Revenue	$18	$15

Total Electric Operating Revenue	$1,241	$1,179

	Three Months Ended March 31,
Power Delivery Gas Sales and Revenue	2009	2008
Regulated Gas Sales (Bcf)
Residential	4	4
Commercial and industrial	3	2
Transportation and Other	2	3
Total Regulated Gas Sales	9	9

Regulated Gas Revenue (Millions of dollars)
Residential	$75	$57
Commercial and industrial	42	33
Transportation and Other	2	2
Total Regulated Gas Revenue	$119	$92
Other Gas Revenue	$12	$24

Total Gas Operating Revenue	$131	$116

Total Power Delivery Operating Revenue	$1,372	$1,295

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WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY
	Three Months Ended March 31,
	2009	2008

Heating Degree Days	2,436	2,112
20 Year Average	2,258	2,288
Percentage Difference from Average	7.9%	-7.7%
Percentage Difference from Prior Year	15.3%

Cooling Degree Days	-	-
20 Year Average	3	3
Percentage Difference from Average	-100.0%	-100.0%
Percentage Difference from Prior Year	N/A

CONECTIV ENERGY
	Three Months Ended
	Mar. 31, 2009	Dec. 31, 2008	Sept. 30, 2008	Jun. 30, 2008	Mar. 31, 2008
Gigawatt Hour Supply (GWh)
Base-Load (1)	309	340	437	368	566
Mid-Merit (Combined Cycle) (2)	309	344	1,318	588	375
Mid-Merit (Other) (3)	34	9	-	68	(3)
Peaking	3	3	31	41	3
Tolled Generation	180	16	65	29	7
Generation Output	835	712	1,851	1,094	948

Load Service Volumes (4)	2,010	2,454	2,907	2,335	2,933

Around-the-clock Market Prices ($/MWh) PJM - East (5)	$54.89	$56.45	$89.62	$87.85	$74.76

On Peak Market Prices ($/MWh) PJM - East (5)	$60.81	$65.72	$107.66	$109.29	$84.25

Gas Price - M3 (Market Area) ($/MMBtu) (5)	$6.28	$7.37	$9.71	$12.13	$10.13

Average Power Sales Price ($/MWh) (6)
Generation	$71.91	$70.93	$117.50	$139.01	$93.52
Other	$88.60	$93.40	$101.17	$87.32	$88.20

Merchant Generation & Load Service Gross Margin Key Drivers (Percentage of Total) (7)
West to East Hub Congestion	21%	7%	25%	19%	9%
Fuel Hedges and Load Service & Other Power Hedges	21%	42%	27%	-2%	15%
Ancillary Services and Hourly Flexibility Premium	15%	9%	4%	9%	11%
Fuel Switching	6%	-29%	4%	4%	12%
PJM Capacity Payments	66%	66%	26%	22%	14%
Energy Spark Spreads	-29%	5%	14%	48%	39%

Notes:
(1)	Edge Moor Units 3 and 4 and Deepwater Unit 6.
(2)	Hay Road and Bethlehem, all units.
(3)	Edge Moor Unit 5 and Deepwater Unit 1. Generation output for these units was negative for the three months ended March 31, 2008 because of station service consumption.
(4)	Includes both PJM and ISO New England default electricity supply sales.
(5)	Daily average.
(6)	Calculated from data reported in Conectiv Energy's Electric Quarterly Report filed with the FERC; does not include capacity or ancillary services revenue.
(7)	Merchant Generation & Load Service Gross Margin Key Drivers percentages are estimates.

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CONECTIV ENERGY - Continued Operating Summary (Millions of dollars)	Three Months Ended March 31,
	2009		2008
Gigawatt Hour Supply (GWh)
Generation Output	835	(3)	948
Load Service Volumes	2,010	(4)	2,933

Operating Revenue:
Merchant Generation & Load Service (1)	$369		$506
Energy Marketing (2)	206		317
Total	$575		$823

Cost of Goods Sold:
Merchant Generation & Load Service (1)	$326		$391
Energy Marketing (2)	192		302
Total	$518		$693

Gross Margin:
Merchant Generation & Load Service (1)	$43	(5)	$115
Energy Marketing (2)	14		15
Total	$57		$130

Operating and Maintenance Expenses	$33		$33
Depreciation	9		9
Taxes Other Than Income Taxes	1		1
Total	$43		$43

Operating Income	$14		$87

Notes:
(1)
Merchant Generation & Load Service consists primarily of electric power, capacity, and ancillary services sales from Conectiv Energy's generating plants; tolling arrangements entered into to sell energy and other products from Conectiv Energy's generating plants and entered into to purchase energy and other products from other companies' generating plants; hedges of power, capacity, fuel and load; the sale of excess fuel (primarily natural gas) and emission allowances; electric power, capacity, and ancillary services sales pursuant to competitively bid contracts entered into with affiliated and non-affiliated companies to fulfill their default electricity supply obligations; and fuel switching activities made possible by the multi-fuel capabilities of some of Conectiv Energy's generating plants.

(2)
Energy Marketing consists primarily of power origination, which primarily represents the fixed margin component of structured power transactions such as default electricity supply service, wholesale natural gas marketing, fuel oil marketing, and the activities of the short-term power desk which generates margin by identifying and capturing price differences between power pools, and locational and timing differences within a power pool.

(3)
Lower generating plant output during 2009 compared to 2008 was primarily due to lower output at the coal units due to lower natural gas prices that resulted in gas generation displacing some coal generation, and lower demand for electricity related to recessionary pressures.

(4)	Lower load service volumes during 2009 compared to 2008 were primarily due to decreased demand for electricity related to recessionary pressures.
(5)	Lower Merchant Generation & Load Service gross margins during 2009 compared to 2008 were driven by (i) significantly fewer opportunities to benefit from generating unit operating flexibility and fuel switching capability, and remarketing activities around firm natural gas transportation and storage positions due to less favorable energy prices and less price volatility than was experienced during the winter of 2008, (ii) significantly lower run-time and reduced spark-spreads, and (iii) lower margins from default electricity supply contracts and associated hedges. Reduced demand directly contributed to the lower margins.

(more)

PEPCO ENERGY SERVICES
Operating Summary (Millions of dollars)	Three Months Ended March 31,
	2009		2008

Retail Electric Sales (GWh)	4,794		4,766

Operating Revenue	$657		$621
Cost of Goods Sold	614		584
Gross Margin	43		37

Gross Margin Detail:
Retail Energy Supply (2)	30	(1)	24
Energy Services	13		13
Total	43		37

Operation and Maintenance Expenses	24		20
Depreciation	4		3
Operating Expenses	28		23

Operating Income	$15		$14

Notes:
(1)	Retail Energy Supply gross margin increased quarter-over-quarter due to more favorable congestion costs and lower costs of electric supply.
(2)	Includes power generation.

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